Exhibit 31.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
I, Anthony DeChellis, certify that:
1.I have reviewed this annual report on Form 10-K of Boston Private Financial Holdings, Inc. (the “registrant”); and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ ANTHONY DECHELLIS
Date: March 15, 2021	Anthony DeChellis
Chief Executive Officer, President and Director